Exhibit 32.2

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), the undersigned officers of SHINE MEDIA ACQUISITION CORP., a Delaware corporation (the "Company"), does hereby certify with respect to this Amendment No. 2 to the Annual Report of the Company on Form 10-K/A for the year ended December 31 2007 as filed with the Securities and Exchange Commission (the "10-K Report") that:

(1) the 10-K Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the 10-K Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2008	SHINE MEDIA ACQUISITION CORP.

	By:	/s/ Hock S. Ong
Hock S. Ong
Chief Financial Officer